Exhibit e(xi) under Forn N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   Exhibit AA
                                     to the
                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST

                    MONEY MARKET MANAGEMENT - Premier Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of the Fund, and with respect to the class of Shares of the Funds, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of September, 2007.

                               MONEY MARKET OBLIGATIONS TRUST

                               By:  /s/ J. Christopher Donahue
                               Name:  J. Christopher Donahue
                               Title:  President

                               FEDERATED SECURITIES CORP.

                               By:  /s/ Thomas E. Territ
                               Name:  Thomas E. Territ
                               Title:  President